Exhibit 32.1
Certification by the Chief Executive Officer and Chief Financial Officer Relating to a Periodic Report Containing Financial Statements
     I, Jeffrey L. Radke, Chief Executive Officer, and Robert P. Myron, Chief Financial Officer, of PXRE Group Ltd., a Bermuda corporation (the “Company”), hereby certify that, based on our knowledge:
     (1) The Company’s periodic report containing financial statements on Form 10-Q for the period ended June 30, 2007 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
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Date: As of August 6, 2007

CHIEF EXECUTIVE OFFICER:	CHIEF FINANCIAL OFFICER:

/s/ Jeffrey L. Radke Jeffrey L. Radke	/s/ Robert P. Myron Robert P. Myron

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